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                               CONTRACT SCHEDULE

CONTRACT NUMBER:                       [Z0000000]

CONTRACT DATE:                         [January 1, 2005]

CONTRACT TYPE:                         [Qualified][Non-Qualified]

ANNUITY DATE:                          [June 1, 2025]

OWNER(S):                              [John Doe]
                                       [Mary Doe]

ANNUITANT(S) / DATE OF BIRTH(S) / SEX  [John Doe] [xx/xx/xxxx] [M]
                                       [Mary Doe] [xx/xx/xxxx] [F]

PURCHASE PAYMENT:                      [$25,000]
(or The Portion of Purchase Payment
Received on The Contract Date)

MINIMUM PURCHASE PAYMENT:              [$50,000] [We reserve the
                                       right to reject any
                                       purchase payment.]

MAXIMUM TOTAL PURCHASE PAYMENTS:       [$1,000,000] without our
                                       prior approval

[MINIMUM AMOUNT TO BE TRANSFERRED:     [$250]]

[MAXIMUM NUMBER OF EXCHANGE DAYS:      [12]]

[EXCHANGE FEE:                         [$25]]

MINIMUM SYSTEMATIC PARTIAL WITHDRAWAL: [$50]

ANNUAL MORTALITY AND EXPENSE CHARGE:   [One Annuitant: 1.90%
                                       Two Annuitants: 2.05%]

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SURRENDER CHARGE:                      [Number of
                                       Complete Years           Surrender
                                       From Contract Date        Charge
                                       ------------------       ---------
                                       0                          2%
                                       1                          2%
                                       2                          2%
                                       3                          2%
                                       4                          2%
                                       5 and thereafter           0%]

VARIABLE ACCOUNT:                         [MetLife Investors USA Separate
                                          Account A]

ANNUITY REQUIREMENTS:                     [1. The Annuity Date is the first day
                                          of the calendar month on or after the
                                          Contract Anniversary that falls on or
                                          after the oldest Owner's
                                          (Annuitant's if Contract is owned by
                                          a grantor trust) 95th birthday.
                                          2. The Fixed Annuity tables are
                                          based on the Annuity 2000
                                          Mortality Table with 7-year age
                                          setback at an interest rate of [1%].]

ANNUITY SERVICE CENTER:

                            Annuity Service Center
                  [P.O. Box 770001, Cincinnati, OH 45277-0050
        For customer assistance or inquiries, please call 800-634-9361]

MINIMUM LIFETIME INCOME AGE:              [59 1/2]

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WITHDRAWAL PERCENTAGE:                [4% if the youngest Annuitant's
                                      attained age is 59 1/2 through 64, 5%
                                      if the youngest Annuitant's attained
                                      age is 65 through 75, and 6% if the
                                      youngest Annuitant's attained age is
                                      76 or older.]

AUTOMATIC STEP-UP DATE:               [Each Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:        [85]

MINIMUM INITIAL INCOME PAYMENT:       [$20]

FOR IRAS AND OTHER CONTRACTS SUBJECT TO SECTION 401(A)(9) OF THE INTERNAL REVENUE CODE, YOU MAY BE REQUIRED TO TAKE WITHDRAWALS TO FULFILL MINIMUM DISTRIBUTION REQUIREMENTS. THESE REQUIRED DISTRIBUTIONS MAY BE LARGER THAN THE GWB AMOUNT. AFTER DECEMBER 31ST OF THE CALENDAR YEAR IN WHICH YOUR CONTRACT WAS ISSUED, WE WILL INCREASE YOUR GWB AMOUNT TO EQUAL YOUR MINIMUM REQUIRED DISTRIBUTION (MRD) FOR THAT CALENDAR YEAR, IF SUCH AMOUNT IS GREATER THAN YOUR GWB AMOUNT. YOU MUST BE ENROLLED IN THE SYSTEMATIC WITHDRAWAL PROGRAM AND CANNOT TAKE A WITHDRAWAL OTHER THAN THROUGH THE SYSTEMATIC WITHDRAWAL PROGRAM. OTHERWISE, THIS PRODUCT WITH THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE FEATURE MAY HAVE LIMITED USEFULNESS FOR THESE REQUIRED DISTRIBUTIONS AND MAY NOT BE APPROPRIATE BECAUSE YOUR GWB AMOUNT WILL NOT BE INCREASED TO THE MRD AND THE TOTAL PAYMENTS THAT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE YOU OR YOUR BENEFICIARY WILL RECEIVE FROM THE CONTRACT OVER TIME MAY REDUCE THE LIFETIME INCOME GUARANTEED UNDER THIS FEATURE BECAUSE PARTIAL WITHDRAWALS MADE TO SATISFY THE MRD RULES MIGHT RESULT IN A PROPORTIONAL REDUCTION IN YOUR GWB VALUE. IF YOU PLAN TO EXERCISE THE BENEFIT BEFORE OR AFTER YOUR MRD BEGINNING DATE, YOU SHOULD CONSIDER WHETHER THE BENEFIT IS APPROPRIATE FOR YOUR CIRCUMSTANCES. WE ENCOURAGE YOU TO CONSULT A TAX ADVISOR TO DISCUSS WITHDRAWALS RELATED TO THIS MATTER.

                              INVESTMENT OPTIONS

[Fidelity VIP FundsManager(R) 60%
Fidelity VIP Money Market]

Endorsements Attached to the Contract
[Individual Retirement Annuity Endorsement]

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